Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Alpha Network Alliance Ventures Inc.

We hereby consent to the inclusion in the Form S-1A Registration Statement of our report dated March 28, 2012 with respect to our audit of the financial statements of Alpha Network Alliance Ventures Inc., as of December 31, 2011 and for the period from inception (March 24, 2011) to December 31, 2011.

/s/ GZTY CPA GROUP, LLC

GZTY CPA GROUP, LLC

Metuchen, NJ

September 20, 2012